UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2007

Tix Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-24592 (Commission File Number)	95-4417467 (I.R.S. Employer Identification Number)

12001 Ventura Place, Suite 340 Studio City, California 91604 (Address of Principal Executive Offices, including Zip Code)

(818) 761-1002
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K/A dated August 14, 2007 of Tix Corporation, a Delaware corporation (the “Company”), relates to the acquisition of the business of Exhibit Merchandising, LLC effective August 8, 2007.

As permitted, the Current Report on Form 8-K reporting the transaction omitted the financial statements of Exhibit Merchandising, LLC and the pro forma information required by Items 9.01(a) and (b), respectively. This Amendment No. 1 to the Current Report on Form 8-K/A is being filed to provide the financial statements of Exhibit Merchandising, LLC and the pro forma information required by Items 9.01(a) and (b), respectively, and should be read in conjunction with the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2007 in which a more complete description of the transaction described herein appears.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

Report of Independent Registered Public Accounting Firm

Financial Statements of Exhibit Merchandising, LLC --

Balance Sheet -- For the Year Ended December 31, 2006 and the Six Months Ended June 30, 2007

Statement of Operations -- For the years ended December 31, 2006 and 2005 and the Six Months Ended June 30, 2007 and 2006 (unaudited)

Statement of Member’s Equity (Deficit) -- For the Years Ended December 31, 2005 and 2006 and the Six Months Ended June 30, 2007 (unaudited)

Statement of Cash Flows -- For the Years Ended December 31, 2006 and 2005 and the Six Months Ended June 30, 2007 and 2006 (unaudited)

Notes to Financial Statements -- For the Years Ending December 31, 2007 and 2006 and the Six Months Ended June 30, 2007 and 2006 (unaudited)

(b)	Pro forma financial information

Summary of Unaudited Pro Forma Condensed Consolidated Financial Information

Pro Forma Condensed Consolidated Balance Sheet (Unaudited) - June 30, 2007

Pro Forma Condensed Consolidated Statement of Operations (Unaudited) - Six Months Ended June 30 2007

Pro Forma Condensed Consolidated Statement of Operations (Unaudited) -- Year Ended December 31, 2006

(c)	Shell company transactions

Not applicable

(d)	Exhibits

None

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2008	Tix Corporation (Registrant)

	By:	/s/ Matthew Natalizio
Matthew Natalizio
Chief Financial Officer

3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

To the Member
Exhibit Merchandising, LLC

We have audited the accompanying balance sheet of Exhibit Merchandising, LLC (the "Company") as of December 31, 2006 and 2005, and the related statements of operations, member's equity (deficit) and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Exhibit Merchandising, LLC as of December 31, 2006, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 9, the Company’s business was acquired by Tix Corporation effective August 8, 2007.

WEINBERG & COMPANY, P.A.
Los Angeles, California
November 30, 2007

Exhibit Merchandising, LLC

Balance Sheets

	June 30	December 31
	2007	2006
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$712,000	$447,000
Accounts Receivable	17,000	5,000
Due from related parties	333,000	1,015,000
Inventory	3,529,000	3,999,000
Prepaid and other current assets	140,000	193,000
Total current assets	4,731,000	5,659,000
Property and equipment, net of accumulated depreciation of $211,000 and $151,000	551,000	370,000
Other assets	14,000	14,000
Total assets	$5,296,000	$6,043,000
Liabilities and Members’ Equity (Deficit)
Current liabilities:
Accounts payable	$980,000	$1,230,000
Accrued expenses	148,000	148,000
Accrued consulting fee and termination expense-current portion	4,000,000	685,000
Line of Credit	350,000	1,950,000
Total current liabilities	5,478,000	4,013,000
Accrued consulting fee and termination expense- long term portion	1,000,000	-
Total liabilities	6,478,000	4,013,000
Commitments and contingencies

Members’ equity (deficit)	(1,182,000)	2,030,000
Total liabilities and members’ equity (deficit)	$5,296,000	$6,043,000

See accompanying notes to the financial statements.

Exhibit Merchandising, LLC

Statements of Operations
Years Ended December 31, 2006 and 2005
and the Six Months Ended June 30, 2007 and 2006 (unaudited)

	June 30,		December 31
	2007	2006	2006	2005
	(unaudited)

Net sales	$5,625,000	$6,482,000	$12,214,000	$9,298,000
Cost of Goods Sold	(1,552,000)	(2,140,000)	(4,126,000)	(3,532,000)
Royalty expense	((1,612,000)	((1,932,000)	(3,610,000)	(2,796,000)
Gross profit	2,461,000	2,410,000	4,478,000	2,970,000
Selling, general, administrative and operating expenses	(1,307,000)	(1,315,000)	(2,769,000)	(1,751,000)
Consulting agreement termination expense	(4,315,000)	-	-	-
Depreciation and amortization	(60,000)	(47,000)	(98,000)	(53,000)
Income (Loss) from operations	(3,221,000)	1,048,000	1,611,000	1,166,000
Interest expense	(66,000)	(51,000)	(124,000)	(27,000)
Other income	75,000	39,000	87,000	7,000
Net income (loss)	$(3,212,000)	$1,036,000	$1,574,000	$1,146,000

See accompanying notes to the financial statements.

Exhibit Merchandising, LLC
Members' Equity (Deficit)
Years Ended December 31, 2006 and 2005 and the Six Months Ended June 30, 2007 (unaudited)

	Members'	Retained Earnings	Members'
	Capital	(Accumulated Deficit)	Ending balance

December 31, 2004	$-	$(10,000)	$(10,000)

Distribution to Members	(520,000)	-	(520,000)

Net Income	-	1,146,000	1,146,000

December 31, 2005	(520,000)	1,136,000	616,000

Distribution to Members	(160,000)	-	(160,000)

Net Income	-	1,574,000	1,574,000

December 31, 2006	(680,000)	2,710,000	2,030,000

Net Loss	-	(3,212,000)	(3,212,000)

June 30, 2007 (unaudited)	$(680,000)	$(502,000)	$(1,182,000)

See accompanying notes to the financial statements.

Exhibit Merchandising, LLC

Condensed Statements of Cash Flows
Years Ended December 31, 2006 and 2005
and the Six Months Ended June 30, 2007 and 2006 (unaudited)

	June 30,		December 31
	2007	2006	2006	2005
	(unaudited)
Operating activities:
Net income(loss)	$(3,212,000)	$1,036,000	$1,574,000	$1,146,000
Adjustment to reconcile net income ( loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	60,000	47,000	98,000	53,000
Change in reserve for inventory	(24,000)	—	170,000	—
Changes in assets and liabilities:
Accounts Receivable	(12,000)	(153,000)	—	(5,000)
Due from related parties	682,000	(271,000)	(784,000)	(231,000)
Inventory	494,000	(173,000)	(1,479,000)	(2,690,000
Prepaid and other current assets	53,000	(279,000)	(14,000)	(179,000)
Other assets	—	(1,000)	(4,000)	(5,000)
Accounts payable	(250,000)	(960,000)	(464,000)	1,644,000
Termination of contract	4,315,000	—	—	—
Accrued expenses and other long-term liabilities	—	253,000	590,000	244,000
Net cash provided by (used in) operating activities	2,106,000	(501,000)	(313,000)	(23,000)
Investing activities:
Purchases of property and equipment	(241,000)	(23,000)	(65,000)	(396,000)
Net cash used in investing activities	(241,000)	(23,000)	(65,000)	(396,000)
Financing activities:
Borrowings on line of credit	(1,600,000)	35,000	185,000	1,715,000
Change in owner’s capital accounts		(160,000)	(160,000)	(520,000)
Net cash provided by(used in) financing activities	(1,600,000)	(125,000)	25,000	1,195,000
Net increase (decrease) in cash and cash equivalents	265,000	(649,000)	(353,000)	776,000
Cash and cash equivalents:
Beginning of period	447,000	800,000	800,000	24,000
End of period	$712,000	$151,000	$447,000	$800,000

Supplemental disclosures of cash flow information:
Cash paid for interest	63,000	49,000	$124,000	$21,000
Cash paid for income taxes	—	—	$—	$—

See accompanying notes to the financial statements.

Exhibit Merchandising, LLC
Notes to the Financial Statements
Years ending December 31, 2006 and 2005
and the six months ending June 30, 2007 and 2006 (unaudited)

1. Basis of Presentation

Exhibit Merchandising LLC, an Ohio limited liability company (“EM” or the Company), was established in 2004 to provide first-class retail specialty stores for traveling museum exhibitions and traveling theatrical productions. Exhibit Merchandising provides a complete turn-key retail store with commercially-available and extensive custom-branded product for sale in addition to professional management that complements the exhibition or theatrical production it represents. To date revenues from the management of retail outlets associated with the sale of merchandise related to traveling exhibits, have been primarily derived from “Tutankhamun and The Golden Age of the Pharaohs.”

Exhibit Merchandising offers exhibit and theatrical producers the opportunity for additional revenue streams without adding the retail expertise required to manage the operations, thereby leveraging the use of EM’s expertise and knowledge in the specialized retail world. The Producers receive a simple royalty payment each period with no other expense.

EM develops custom pieces that fit the specific exhibition branding in consultation with each event producer. EM strives to run an efficient operation, focused on providing superior customer service and quality products on the front end, and efficient management on the backend.

The interim consolidated financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at June 30, 2007, the results of operations for the six months ended June 30, 2007 and 2006, and the cash flows for the six months ended June 30, 2007 and 2006.

2. Significant Accounting Policies

Use of Estimates: We are required to make certain estimates and assumptions in order to prepare consolidated financial statements in conformity with generally accepted accounting principles. Such estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities in the financial statements and accompanying notes. Our most significant estimates relate to the valuation of inventory balances and the assessment of expected cash flows used in evaluating long-lived assets for impairment. The estimation process required to prepare our consolidated financial statements requires assumptions to be made about future events and conditions, and as such, is inherently subjective and uncertain. Our actual results could differ materially from those estimates.

Cash and Cash Equivalents: We consider all highly liquid investments with maturities of less than three months when purchased to be cash equivalents. We are potentially exposed to a concentration of credit risk when cash deposits in banks or other financial institutions are in excess of federally insured limits.

Inventory: Inventories consist of goods available for sale and are valued at the lower of average cost or market, on a weighted average cost basis. Throughout the year, we review our inventory levels in order to identify slow-moving merchandise and use permanent markdowns to sell through selected merchandise. We record a charge to cost of goods sold for permanent markdowns. Inherent in the our accounting for inventory are certain significant management judgments and estimates including initial merchandise markup, future sales, markdowns and shrinkage, which significantly impact the ending inventory valuation at cost. To the extent our estimated markdowns at period-end prove to be insufficient, additional future markdowns will need to be recorded. Physical inventories are conducted during the year to determine actual inventory on hand and shrinkage.

Revenue Recognition: Revenue is recognized at our retail store locations at the point at which the customer receives and pays for the merchandise at the register. For online sales, revenue is recognized at the time of shipment, which we refer to as the date of purchase by the customer. Sales are recognized net of merchandise returns, which are reserved for based on historical experience. Shipping and handling revenues from our websites are included as a component of net sales.

Accounts receivable and credit policies: Although the Company generally does not have any accounts receivable associated with sales transactions to individual customers, as payment is collected at the time of sale. The Company extends credit based on the financial condition of its customers and collateral is generally not required. Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts as a charge to operations during the period in which such determination is made based upon its assessment of the collectability of individual accounts. Balances that remain outstanding after reasonable collection efforts are written off. The amount charged to operations to reflect uncollectible accounts receivable bad debt expense has not been material to the financial statements periods presented.

Property and Equipment Property: Property and equipment are stated at cost and depreciated using the straight-line method based on the estimated useful lives (generally three to five years for equipment and furniture) of the related assets. Whenever there is a triggering event that might suggest an impairment, management evaluates the realizability of the recorded long-lived assets to determine whether their carrying values have been impaired. The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the non-discounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. Any impairment loss is measured by comparing the fair value of the asset to its carrying amount.

Income taxes: As a limited liability company, the Company is treated as a partnership for federal and state income tax purposes. As such, the taxable income of the Company is included in the tax returns of the member for federal and state income tax purposes. Accordingly, no provision for federal and state income taxes is included in the financial statements. The Company's policy is to make periodic distributions in amounts sufficient to reimburse the member for tax liabilities resulting from the proportionate share of taxable income of the Company.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measures.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and requires additional disclosures about fair value measurements. SFAS No. 157 applies to fair value measurements that are already required or permitted by other accounting standards, except for measurements of share-based payments and measurements that are similar to, but not intended to be, fair value and does not change existing guidance as to whether or not an instrument is carried at fair value. The provisions of SFAS No. 157 are effective for the specified fair value measures for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact, if any, that the adoption of SFAS No. 157 will have on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  SFAS No. 159 applies to all entities that elect the fair value option.  The provisions of SFAS No. 159 are effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact, if any, that the adoption of SFAS No. 159 will have on the Company’s financial statements.

3. Line of Credit

In December 2004, the Company entered into an unsecured revolving line of credit in the amount of $1.0 million. This facility was increased to $2.0 million in November 2005. Borrowings under the credit agreement bore interest rates of 7.25% and 8.25% for the years ended December 31, 2005 and 2006 respectively. During the first six months of 2007, borrowings under the line of credit bore an interest rate of 8.25%. The outstanding balance under this line of credit was $350,000 and $1,950,000 as of June 30, 2007 and December 31, 2006, respectively.

For the periods ended June 30, 2007 and 2006 and the years ended December 31, 2005 and 2006 the Company incurred interest expense of $63,000, $51,000, $27,000 and $124,000 respectively.

4.  Commitments and Contingencies

Leases

The Company leases its warehouse facility under a non-cancellable operating lease from an unrelated third party as well as certain equipment and software lease obligations with third party vendors. The Company’s warehouse lease is a triple net lease, which is a lease the lessee pays rent, as well as all taxes, insurance, and maintenance expenses that arise from the use of the property. The Company paid $58,000, $24,000, $71,000 and $90,000 in rent expense during the periods ended June 30, 2007 and 2006 and the years ended December 31, 2005, and 2006, respectively.

The Company, also leases on a month-to-month basis, additional storage space and housing at the locations of its exhibits, typically through the duration of the exhibit. The Company paid $25,000, $28,000 and $62,000 in rent expense during the period ended June 30, 2007 and the years ended December 31, 2005, and 2006, respectively.

Legal

The Company from time to time is involved in various legal proceedings incidental to the conduct of its business, including claims by customers, employees or former employees.  While litigation is subject to uncertainties and the outcome of any litigated matter is not predictable, the Company is not aware of any legal proceedings pending or threatened against it that it expects to have a material adverse effect on its financial condition, results of operations or cash flows.

Royalty Agreement

Through its agreement with Arts and Exhibits International (“AEI”) (note 5) the Company pays a 30% royalty on adjusted gross sales (sales less returns). AEI from the royalty funds received is responsible for all payments to the sponsors or producers of the event.

		Payments due by Fiscal Years Ending December 31,
	Total	2007	2008	2009	2010	2011	2012
		(6 months)

Contract termination cost (See note 8)	1,000,000	-	1,000,000	-	-	-	-

Operating lease obligations	442,984	134,977	208,228	95,934	2,097	1,748	-

Total contractual cash obligations	$1,442,984	$134,977	$1,208,228	$95,934	$2,097	$1,748	$-

5. Related party transactions

The Company, Magic Entertainment, LLC (“Magic”) and Arts and Exhibitions International (“AEI”) were under common ownership until December 2006, when AEI was sold to Anschutz Entertainment Group (“AEG”). AEG is a leading sports and entertainment presenter and a wholly owned subsidiary Anchutz Company. The Company and Magic remained under common ownership until the Company’s sale to Tix Corporation in August 2007. During the period the companies were under common ownership, services and other resources were often shared among the companies, with the party providing the services or resources being reimbursed for its incurred expense. The Company paid reimbursed expenses to AEI and Magic of $32,000, $230,000, $118,000 and $400,000 for the periods ended June 30, 2007 and 2006 and the years ended December 31, 2005, and 2006, respectively.

The Company purchased inventory items from AEI related to museum exhibits, “Tutankhamen and the Golden Age of Pharaohs,” “Real Pirates the Untold Story of the Whydah” and “Jesus Christ Superstar.” While the Company did not purchase any inventory for the period ending June 30, 2007, the Company purchased, $680,000 and $412,000 the years ended December 31, 2005, and 2006, respectively. In addition, the Company paid a royalty to AEI which approximated 30% of net sales of merchandise sold related to these exhibitions. The Company paid $1.5 million, and $1.9 million, and $2.8 million and $3.5 million in royalties during the periods ended June 30, 2007 and 2006 and the years ended December 31, 2005, and 2006, respectively.

The Company recognized rental income from its sub-lease of warehouse space to AEI of $40,000, for the periods ended June 30, 2007 and 2006, and $7,000 and $79,000 for the years ended December 31, 2005 and 2006, respectively.

Also during this period, the Company advanced funds to its affiliates. These unsecured non-interest bearing advances are expected to be repaid within twelve months and, as such, are classified as current assets. At June 30, 2007, the Company was due $333,000 from Magic and at December 31, 2006 the Company was due $1.0 million from affiliates, $765,000 from Magic and $250,000 from AEI.

7. Member’s Capital

The Company is a limited liability company. Therefore, no member, manager, agent or employee of the Company is personally liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other member, director, manager, agent or employee of the Company, unless the individual has signed a specific personal guarantee.

The Company has two members that are allocated all of the profits and losses. Profits are allocated first to the member in proportion to and to the extent by which (i) the cumulative losses allocated to the member for all prior fiscal years exceeds (ii) the cumulative profits allocated to the member for all prior fiscal years; and, thereafter, to the member. Except as otherwise provided below, losses are allocated first to the member in proportion to and to the extent by which (i) the cumulative profits allocated to the member for all prior fiscal years exceeds (ii) the cumulative losses allocated to the member for all prior fiscal years; and, thereafter, to the member. Losses allocated cannot exceed the maximum amount of losses that can be so allocated without causing such member to have an, or to increase an existing, adjusted capital account deficit at the end of any fiscal year.

8. Museum Consulting Services, Inc. Contract and Termination

On April 29, 2005 EM engaged Museum Consulting Services, Inc. (MCS), to provide consulting, product design, product selection, and marketing services related to an exhibit called "Tutankhamun and the Golden Age of the Pharoahs" (the Exhibit) in five cities located in the United States and Europe.  The term of the agreement was for three years beginning June 2005.  Additionally, MCS was responsible for coordinating the international activities with the Arab Republic of Egypt, Ministry of Culture and related entities.  As compensation for its obligations MCS received 25% of the gross profit earned from the sale of merchandise related to the Exhibit. During the years ended December 31, 2006 and 2005 and during the six months ended June 30, 2007 and 2006 operating expenses include $4.3 million, $270,000, $540,000 and $315,000, respectively, of service fees under this agreement.

Further, on August 8, 2007, the Company entered into an agreement to terminate its consulting services agreement with Museum Consulting Services, Inc. (MCS). In consideration for the termination of the consulting agreement, and as full satisfaction of any and all amounts past due the Company agreed to pay MCS $6.0 million, of which $4.0 million was due at termination. Of the remaining $2.0 million due to MCS from the members of EM, $1.0 million was converted into a note payable due one year from the date of the acquisition and $1.0 million is conditionally due, if a new exhibition of Egyptian artifacts is obtained. The amount due under the consulting agreement was $685,000 at December 31, 2006. During the six months ended June 30, 2007, the Company recorded an additional expense of $4.3 million to reflect the amount agreed due under the termination agreement, and has reflected the $5.0 million amount due under the termination agreement as of June 30, 2007.

9. Subsequent Events

Effective August 8, 2007, Tix Corporation (“Tix”), a publicly-traded company, entered into an Asset Purchase Agreement (the “Agreement”) with Exhibit Merchandising, LLC, an Ohio limited liability company. Pursuant to the Agreement, Tix purchased all tangible and intangible assets of EM and assumed certain liabilities primarily related to EM’s purchase of inventory. The purchase price for the assets was $11,450,000 in cash and 5,000,000 restricted shares of the Company’s Common Stock with a market value of $35.0 million. The Company also assumed certain liabilities related to inventory.

In connection with the Asset Purchase Agreement, Tix has entered into an employment agreement with Curtis Bechdel (the “Employment Agreement”) pursuant to which he will serve as Vice President, Operations, of EM Nevada for a three year term, subject to extension. Mr. Bechdel will receive an initial base salary of $160,000 per year, an annual bonus to be determined and stock options to purchase 25,000 shares as of the closing date of the acquisition and on each anniversary thereof. Tix also entered into a two-year Consulting Agreement with Lee Marshall (the “Consulting Agreement”) pursuant to which Mr. Marshall agreed to act as a member of the Company’s transition, assimilation and operating team relating to the assets of EM and the operation of the business relating to the Purchased Assets. For his services, the Company agreed to pay Mr. Marshall 100,000 restricted shares of the Company’s Common Stock.

As a condition to the Closing, Tix entered into a Voting Agreement with Joseph Marsh pursuant to which, for a period of four years, Mr. Marsh granted the Company, through its board of directors, the right to vote all of his shares, including the shares acquired pursuant to the Asset Purchase Agreement. As of the date hereof, such shares total 3,524,627

(b)  Pro forma financial information

Tix Corporation and Subsidiaries
Summary of Unaudited Pro Forma Condensed Consolidated Financial Information

Effective August 8, 2007, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Tix Corporation. Effective August 8, 2007, Tix Corporation (“Tix”), a publicly-traded company, entered into an Asset Purchase Agreement (the “Agreement”) with Exhibit Merchandising, LLC, an Ohio limited liability company. Pursuant to the Agreement, Tix purchased all tangible and intangible assets of EM and assumed certain liabilities primarily related to EM’s purchase of inventory. The purchase price for the assets was $11,450,000 in cash and 5,000,000 restricted shares of the Company’s Common Stock with a market value of $35.0 million. The Company also assumed $34,000 of liabilities related to inventory.

In connection with the Asset Purchase Agreement, the Company has entered into an employment agreement with Curtis Bechdel (the “Employment Agreement”) pursuant to which he will serve as Vice President, Operations, of EM Nevada for a three year term, subject to extension. Mr. Bechdel will receive an initial base salary of $160,000 per year, an annual bonus to be determined and stock options to purchase 25,000 shares as of the closing date of the acquisition and on each anniversary thereof. Tix also entered into a two-year Consulting Agreement with Lee Marshall (the “Consulting Agreement”) pursuant to which Mr. Marshall agreed to act as a member of the Company’s transition, assimilation and operating team relating to the assets of EM and the operation of the business relating to the Purchased Assets. For his services, the Company agreed to pay Mr. Marshall 100,000 restricted shares of the Company’s Common Stock.

The purchase price has been allocated to specific identifiable tangible and intangible assets in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and supported by a report prepared by Palisades Capital Group, LLC, an independent valuation firm, as follows:

Tangible
Inventory (net of A/P)	$3,450,000
Prepaids/Deposits	316,000

Leasehold Improvements	52,000
Furniture and Fixtures	228,000
Machinery and Equipment	73,000
Computer Equipment	188,000
$541,000
Intangible
Contract Based	$2,601,000
Marketing Related	12,203,000
Technology Based	55,000
Goodwill	27,284,000
$42,143,000
Purchase price	$46,450,000

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 presented herein gives effect to the acquisition as if the transaction had occurred at the beginning of such period and includes certain adjustments that are directly attributable to the transaction, which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2007, give affect to Tix acquisition of Exhibit Merchandising, LLC as if it had occurred on June 30, 2007, and  includes certain adjustments that are directly attributable to the transaction and are factually supportable, as summarized in the accompanying notes.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only. The unaudited pro forma condensed consolidated financial information presented herein is based on management’s estimate of the effects of the acquisition, had such transaction occurred on the dates indicated herein, based on currently available information and certain assumptions and estimates that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations or financial position that actually would have been achieved had the acquisition been consummated on the dates indicated, or that may be achieved in the future.

The unaudited pro forma condensed consolidated financial information presented herein should be read in conjunction with the financial statements of Exhibit Merchandising contained elsewhere in this Current Report on Form 8-K, /A, as filed with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on March 30, 2007, and the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2007, as filed with the Securities and Exchange Commission on August 20, 2007.

Tix Corporation and Subsidiaries
Pro Forma Condensed Statement of Operations (unaudited)
Year Ended December 31, 2006

	Tix
	Corporation	Exhibit
	and	Merchandising,	Pro Forma		Pro Forma
	Subsidiaries	LLC	Adjustments		Total
					(unaudited)
Revenues	$5,388,000	$12,214,000	$-		$17,602,000

Cost of revenues	2,173,000	7,736,000	-		9,909,000

Gross profit	3,215,000	4,478,000	-		7,693,000

Operating expenses:
Selling and marketing expenses	631,000	267,000	2,419,000	(a)	3,317,000
General and administrative expenses	3,306,000	2,600,000	-		5,906,000
Total costs and expenses	3,937,000	2,867,000	2,419,000		9,223,000

Loss from operations	(722,000)	1,611,000	(2,419,000)		(1,530,000)

Other income (expense):
Other Income	55,000	87,000	-		142,000
Gain on settlement with lender	1,079,000	-	-		1,079,000
Write-off deferred offering costs	(58,000)	-	-		(58,000)
Interest income	16,000	-	-		16,000
Interest expense	(331,000)	(124,000)			(455,000)
	761,000	(37,000)	-		724,000

Net income (loss)	$39,000	1,574,000	(2,419,000)		(806,000)

Net loss per share -
Basic and diluted	$-				$(0.03)

Weighted average common shares outstanding -
Basic and diluted	14,886,334				23,660,350

Tix Corporation and Subsidiaries
Pro Forma Condensed Statement of Operations (unaudited)
Six Months Ended June 30, 2007

	Tix
	Corporation
	and	Exhibit	Pro Forma		Pro Forma
	Subsidiaries	Merchandising	Adjustments		Total
					(unaudited)
Revenues	$6,459,000	$5,625,000	-		$12,084,000

Cost of revenues	3,624,000	3,164,000	-		6,788,000

Gross profit	2,835,000	2,461,000	-		5,296,000

Operating expenses:
Selling and marketing expenses	561,000	151,000	1,460,000	(b)	2,172,000
General and administrative expenses	8,710,000	1,216,000	-		9,926,000
Termination of contract	250,000	4,315,000	(4,315,000)	(c)	250,000
Total costs and expenses	9,521,000	5,682,000	(2,855,000)		12,348,000

Loss from operations	(6,686,000)	(3,221,000)	2,855,000		(7,052,000)

Other income (expense):
Other Income	12,000	75,000	-		87,000
Interest income	4,000	-	-		4,000
Interest expense	(46,000)	(66,000)	-		(112,000)
	(30,000)	9,000	-		(21,000)

Net income (loss)	$(6,716,000)	$(3,212,000)	2,855,000		(7,073,000)

Net loss per share -
Basic and diluted	$(0.45)				$(0.30)
Weighted average common shares outstanding -
Basic and diluted	14,886,334				23,660,350

Tix Corporation and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet (unaudited)
June 30, 2007

	Tix Corporation and Subsidiaries	Exhibit Merchandising LLC	Pro Forma Adjustments		Pro Forma Total
					(unaudited)
ASSETS

Current assets:
Cash	$3,595,000	712,000	(712,000)	(d)	7,193,000
			(11,441,000)	(e)
			15,039,000	(e)
Accounts receivable	372,000	17,000	(17,000)	(d)	372,000
Ticket inventory	684,000				684,000
Due from related party	15,000	333,000	(333,000)	(d)	15,000
Merchandise Inventory	-	3,529,000	(79,000)	(d)	3,450,000
Prepaid expenses and other current assets	521,000	140,000	153,000	(d)	814,000

Total current assets	5,187,000	4,731,000	2,610,000		12,528,000

Total property and equipment, net	619,000	551,000	(10,000)	(d)	1,160,000

Other assets:
Intangible assets
Customer relationships, net	547,000	-			547,000
Marketing related, net	68,000	-	12,203,000	(f)	12,271,000
Technology based, net	90,000	-	55,000	(f)	145,000
Goodwill	-	-	27,284,000	(f)	27,284,000
Contract commitments, net	119,000	-	2,601,000	(f)	2,720,000
Deposits	125,000	14,000			139,000
Total other assets	949,000	14,000	42,143,000		43,106,000

	$6,755,000	5,296,000	44,743,000		56,794,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,297,000	$1,128,000	$(1,128,000)	(d)	1,297,000
Current portion of capital lease obligations	47,000	-	-		47,000
Accrued termination expense - current portion	-	4,000,000	(4,000,000)	(c)	-
Line of Credit	-	350,000	(350,000)	(d)	-
Note payable due Stockholder	2,000,000	-	-		2,000,000
Deferred ticket revenues	391,000	-	-		391,000
Total current liabilities	3,735,000	5,478,000	(5,478,000)		3,735,000

Non-current liabilities:
Capital lease obligations, less current portion	120,000	-	-		120,000
Deferred rent	181,000	-	-		181,000
Accrued termination expese - long term	-	1,000,000	(1,000,000)	(c)	-
Total non-current liabilities	301,000	1,000,000	(1,000,000)		301,000

Stockholders' equity:
Preferred stock, $0.01 par value
Common stock, $0.08 par value	1,576,000	-	400,000	(g)	2,276,000
			300,000	(e)
Common stock subscriptions	2,745,000	-	(2,745,000)	(e)	-
Additional paid-in capital	20,489,000	-	34,600,000	(g)	72,573,000
			17,484,000	(e)
Return of owners' equity	-	(160,000)	160,000	(d)	-
Accumulated deficit	(22,091,000)	(1,022,000)	1,022,000	(d)	(22,091,000)
Total stockholders' equity	2,719,000	(1,182,000)	51,221,000		52,758,000

	$6,755,000	$5,296,000	$44,743,000		$56,794,000

Notes to Pro Forma Condensed Financial Statements:

(a)	To record the amortization of intangible assets as if the asset purchase occurred on January 1, 2006.

(b)	To record the amortization of intangible assets for the six months ended June 30, 2007, as if the intangible assets had been acquired at January 1, 2007.

(c)
To eliminate the liability and expense related to Museum Consulting Services, Inc. as Tix Corporation did not assume the Museum Consulting Services, Inc. contract or the existing contract related liabilities.

(d)
To adjust the asset or liability to the opening account balance. Tix Corporation did not purchase or assume any of the assets or liabilities of EM, except those related to inventory and prepaid assets that existed on EM's books at closing.

(e)
To record the proceeds of the August 2007 private placement of Tix Corporation common stock and the payment of $11.4 million to the members of EM. The $11.4 million paid to the members included $3.4 million for inventory net of certain inventory related liabilities.

(f)
To record the intangible assets that were identified at the time of Tix Corporation's purcahse of EM's assets. The values assigned to the intangibles were based upon an independent asset appraisal. The amount of the purchase price in excess of the values of tangible and intangible assets was recroded as goodwill.

(g)
The amounts represent the value of the five million shares of Tix Corporation common stock, valued at $7.00 per share, that was issued to the members of EM as part of Tix Corporation's purchase of the assets of EM.